SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 11, 2016

KEYUAN PETROCHEMICALS, INC.

 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-124837	45-0538522
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

Qingshi Industrial Park

Ningbo Economic & Technological Development Zone

Ningbo, Zhejiang Province

P.R. China 315803

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(86) 574-8623-2955

(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On July 11, 2016 (the “Closing Date”), Keyuan Petrochemicals, Inc. (the “Company”), entered into a share purchase and settlement agreement (the “Agreement”) with Dragon State International Limited (“Dragon State”), the sole shareholder of 5,333,340 shares of Series B preferred stock of the Company, par value $0.001 per share (the “Shares”), Delight Reward Limited, a controlling shareholder of the Company (“Delight Reward”), Keyuan Group Limited, a wholly owned Hong Kong subsidiary of the Company (“Keyuan HK”), Ningbo Keyuan Petrochemicals Co., Ltd., Ningbo Keyuan Plastics Co., Ltd., and Ningbo Keyuan Synthetic Rubbers Co., Ltd., each, a wholly owned Chinese subsidiary of the Company (collectively, the “Ningbo Subsidiaries”, together with the Company and Keyuan HK, the “Keyuan Group”), Mr. Chunfeng Tao, the Chairman and a majority shareholder of the Company through his 100% ownership of a company holding controlling shares of Delight Reward (“Tao”), and Prax Capital Equity Management Co., Ltd., an affiliated party to Dragon State.

Dragon State purchased from the Company on September 28, 2010 for an aggregate price of $20 million, the Shares together with 800,001 series C warrants to purchase 800,001 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price of $4.50 per share (subject to adjustments) and 800,001 series D warrants to purchase 800,001 shares of the Company’s Common Stock at a price of $5.25 per share (subject to adjustments, together, the “Warrants”) in a private placement (the “Private Placement”) in reliance upon the exemption from securities registration afforded by Regulation S as promulgated under the Securities Act of 1933, as amended.

On October 28, 2014, Dragon State filed a complaint against, among others, the Company and Tao, seeking rescission of the securities purchase agreement in the Private Placement and the return of $20 million, and in the alternative, seeking monetary damages to be determined at a trial but not less than $20 million (the “Complaint”).

On October 30, 2014, in connection with the Complaint and a motion for a temporary restraining order and preliminary injunction filed by Dragon State against the Company and Tao, a consent order was issued by the District Court for the Southern District of New York whereby the Company and Tao agreed that, notwithstanding anything contained in the certificate of Shares to the contrary, the Shares had not been, and should not be, automatically converted into shares of Company’s common stock, or any other security prior to the resolution of the Complaint; and the expiration of Series C and Series D warrants should be tolled pending the resolution of the Complaint.

Pursuant to the Agreement, Dragon State agreed to transfer the Shares and the Warrants to Delight Reward for a consideration of RMB 12,000,000 or equivalent US dollars at an interbank RMB/USD exchange rate published by the People’s Bank of China on the date the Agreement was signed (the “PBOC FX Rate”) (the “Purchase Price”). In addition, Delight Reward and Keyuan Group agreed to pay, and Dragon State agreed to accept, a settlement of RMB 6,000,000 or equivalent US dollars at the PBOX FX Rate (the “Settlement Price”) to waive all claims and liabilities that Dragon State or its affiliated companies or individuals had brought or would bring against Delight Reward, Keyuan Group, Tao and their affiliates including the Complaint. Under the Agreement, Delight Reward or Keyuan Group, as applicable, agreed to pay the Purchase Price and Settlement Price within 10 business days of the Closing Date. Dragon State agreed to deliver to a party designed by Delight Reward and Keyuan Group all necessary documents to transfer the Shares and Warrants to Delight Reward within 10 business days following receipt of the payment, and deliver to a party designed by Delight Reward, Keyuan Group and Tao a scanned copy of a fully executed Stipulation of Voluntary Dismissal Pursuant to F.R.C.P. 41(a) (2) for the dismissal with prejudice of the Complaint within 10 days following receipt of the payment.

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SECTION 9 –Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)     Exhibits

10.1*	A copy of share purchase and settlement agreement dated July 11, 2016 between and among the Company, Dragon State, Delight Reward and others.

10.2	A copy of Amendment to certificate of Designations of series B preferred stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on September 30, 2010).

10.3	A copy of Amendment to Series C Warrant and Series D Warrant, dated September 24, 2013 (incorporated by reference to Exhibit 99.2 to the Registrant’s Form 8-K filed on September 25, 2013).

10.4	A copy of Amendment to certificate of Designations of series B preferred stock (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 8-K filed on September 25, 2013).

10.5	A copy of Series C Warrant Agreement, dated September 28, 2010 (incorporated by reference to Exhibit 10.6 to the Registrant’s Form 8-K filed on September 30, 2010).

10.6	A copy of Series D Warrant Agreement, dated September 28, 2010 (incorporated by reference to Exhibit 10.7 to the Registrant’s Form 8-K filed on September 30, 2010).

10.7	A copy of Securities Purchase Agreement, dated September 28, 2010 (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on September 30, 2010).

*filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keyuan Petrochemicals, Inc.

Date: July 14, 2016	By:	/s/ Feng Chen
	Name:	Feng Chen
	Title:	Chief Executive Officer

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